Exhibit 24.1

DUKE ENERGY CORPORATION

Power of Attorney

Registration Statements on Form S-3 and Form S-8

The undersigned Duke Energy Corporation, a Delaware corporation and certain of its officers and directors, do each hereby constitute and appoint David B. Fountain, David S. Maltz and Robert T. Lucas III, and each of them, to act as attorneys-in-fact for and in the respective names, places and stead of the undersigned, to execute, seal, sign and file with the Securities and Exchange Commission a registration statement or registration statements of said Duke Energy Corporation on Form S-3 and/or Form S-8 and any and all amendments thereto, hereby granting to said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned, or any of them, might or could do if personally present, hereby ratifying and approving the acts of said attorneys-in-fact.

Executed as of the 13th day of December, 2018.

DUKE ENERGY CORPORATION
(Registrant)

By:	/s/Lynn J. Good
	Name:	Lynn J. Good
	Title:	Chairman, President and Chief Executive Officer

ATTEST:

/s/Nancy M. Wright
Nancy M. Wright
Assistant Corporate Secretary

SIGNATURE	TITLE

Director, Chairman, President and
/s/Lynn J. Good	Chief Executive Officer
Lynn J. Good	(Principal Executive Officer)

/s/Steven K. Young	Executive Vice President and Chief Financial Officer
Steven K. Young	(Principal Financial Officer)

/s/Dwight L. Jacobs	Senior Vice President, Chief Accounting Officer and Controller
Dwight L. Jacobs	(Principal Accounting Officer)

/s/Michael G. Browning	Director
Michael G. Browning

/s/Theodore F. Craver, Jr.	Director
Theodore F. Craver, Jr.

/s/Robert M. Davis	Director
Robert M. Davis

/s/Daniel R. DiMicco	Director
Daniel R. DiMicco

/s/John J. Forsgren	Director
John H. Forsgren

/s/John R. Herron	Director
John T. Herron

/s/James B. Hyler, Jr.	Director
James B. Hyler, Jr.

/s/William E. Kennard	Director
William E. Kennard

/s/E. Marie McKee	Director
E. Marie McKee

/s/Charles W. Moorman IV	Director
Charles W. Moorman IV

/s/Carlos A. Saladrigas	Director
Carlos A. Saladrigas

/s/Thomas E. Skains	Director
Thomas E. Skains

/s/William E. Webster, Jr.	Director
William E. Webster, Jr.